UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52954

Date of Report: July 21, 2008

AMERICAN TONY PHARMACEUTICALS, INC.
(F/K/A AIM SMART CORPORATION)
(Exact name of registrant as specified in its charter)

Delaware	84-1090791
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

125 Maiden Lane, Suite 309, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

212-797-9877
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order to include Exhibit 16.

Item 4.01	Change in Registrant’s Certifying Accountant

On July 21, 2008, the Board of Directors of American Tony Pharmaceuticals, Inc., which was then known as Aim Smart Corporation (“Aim Smart”), terminated Michael F. Cronin from his position as the principal independent accountant for Aim Smart.

The audit reports of Michael F. Cronin on the financial statements of Aim Smart for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion or qualification.  Michael F. Cronin did not, during the applicable periods, advise Aim Smart of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-B.

Aim Smart and Michael F. Cronin have not, during Aim Smart’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Michael F. Cronin’s satisfaction, would have caused Michael F. Cronin to make reference to the subject matter of the disagreement in connection with his reports.

Aim Smart has requested Michael F. Cronin to furnish a letter addressed to the Securities Exchange Commission stating whether or not Michael F. Cronin agrees with the statements in this 8-K.  A copy of such letter is filed as exhibit 16 to this amended 8-K.

On July 22, 2008 Aim Smart retained Paritz & Company, P.A. to audit Aim Smart’s financial statements for the year ended December 31, 2008.  At no time during the past two fiscal years or any subsequent period did Aim Smart consult with Paritz & Company, P.A. regarding any matter of the sort described above with reference to Michael F. Cronin, any issue relating to the financial statements of Aim Smart, or the type of audit opinion that might be rendered for Aim Smart.

Item 9.01        Financial Statements and Exhibits

Exhibits

16.	Letter from Michael F. Cronin dated October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aim Smart Corporation
Dated: October 6, 2008	By:	/s/ Mingli Yao______________
Mingli Yao, Chief Executive Officer